INDEPENDENT AUDITORS' CONSENT


Board of Directors
Washington Federal, Inc.
Seattle, Washington

We consent to the incorporation by reference in this Registration Statement of Washington Federal, Inc. on Form S-8 of our report dated October 25, 1996, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 1996.

/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Seattle, Washington
January 22, 1997